SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 6/30/2008
FILE NUMBER 811-2699
SERIES NO.: 12

74U.1 Number of shares outstanding (000's omitted)
      Class A                                          38,861
    2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
      Class B                                          11,976
      Class C                                          11,527
      Class R                                           1,840
      Institutional Class                                   1

74V.1  Net asset value per share (to nearest cent)
      Class A                                          $11.33
    2 Net asset value per share of a second class of open-end company shares (to nearest cent)
      Class B                                          $11.22
      Class C                                          $11.22
      Class R                                          $11.30
      Institutional Class                              $11.39